EXHIBIT 23(i)






                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees' Stock Purchase Plan of United Dominion Realty Trust, Inc. of our report dated March 3, 1994, with respect to the financial statements of United Dominion Realty Trust, Inc. incorporated by reference in its annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                            Ernst & Young LLP


Richmond, Virginia
March 20, 1995